EXHIBIT 10.15

                                  CONFIRMATION

     Reference is made to that certain letter agreement, dated December 12, 2004, by and between Organitech USA, Inc. ("ORGANITECH") and Clal Finance Underwriting Ltd. ("CLAL") (the "LETTER AGREEMENT") and that certain Amendment To Securities Purchase Agreement And Registration Rights Agreement, entered into between Organitech, Clal and certain other parties concurrently herewith ("AMENDMENT").

     This is to confirm that, in consideration for the services provided by Clal to Organitech to date, including with respect to the investment of $200,000 in Organitech by [Harel] contemplated under the Amendment, Clal will receive:

     (a) Series A-1 Warrants (as defined in, and amended by, the Amendment) for an aggregate of 180,000 shares of Organitech common stock (of which warrants for 82,500 shares of Organitech common stock have previously been issued to Clal);

     (b) Series A-2 Warrants (as defined in the Amendment) for an aggregate of 180,000 shares of Organitech common stock (of which warrants for 82,500 shares of Organitech common stock have previously been issued to Clal); and

     (c) An aggregate payment of $30,000 +VAT (of which $22,000 + VAT has previously been paid).

     Should Clal introduce additional investors to Organitech with respect to the remaining $200,000 investment available under the Amendment, Clal will receive (i) 4% of the amounts actually invested + VAT; and (ii) 15,000 Series A-1 Warrants and 15,000 Series A-2 Warrants with respect to each $100,000 invested by such investor introduced by Clal, or a proportional amount thereof if applicable.



ORGANITECH USA, INC.

By:     ___________________

Name:   ___________________

Title:  ___________________

Date:   14.3.2006


CLAL FINANCE UNDERWRITING LTD.

By:     ___________________

Name:   ___________________

Title:  ___________________

Date: